                                                                   EXHIBIT 20.2


                        TRUST & PUBLIC SERIES SUMMARY
                     FIRST UNION MASTER CREDIT CARD TRUST
                                SERIES 1996-1
                                 JANUARY 1999

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TOTAL TRUST PERFORMANCE                   AUGUST 1998                   SEPTEMBER 1998                OCTOBER 1998
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TOTAL ENDING BALANCE:                 2,101,972,752                 2,109,300,326                 2,105,383,731
ENDING PRINCIPAL BALANCE:             2,027,631,007                 2,032,994,109                 2,023,497,125
ENDING NON-PRINCIPAL BALANCE:            74,341,746                    76,306,217                    76,455,610

INVESTOR PERCENTAGE:                          67.08%                        61.77%                        77.04%

YIELD:                                   40,424,892  23.82%            36,776,996    21.77%          38,986,083  23.01%

CHARGE-OFFS:                             (7,576,784) -4.46%            (7,640,765)   -4.52%          (8,010,150) -4.73%

NET YIELD: (YIELD - C/O)                             19.36%                          17.24%                      18.28%

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SERIES 1996-1                             AUGUST 1998                   SEPTEMBER 1998                OCTOBER 1998
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 Month-End Investor Balance           1,115,151,821                 1,115,151,821                1,115,151,821
 Investor Percentage                          54.76%                        55.00%                       54.85%
 THREE-MONTH-AVG EXCESS
 SERVICING                                           10.89%                          10.36%                      10.47%

Yield:                                   22,135,513  23.82%            20,226,527    21.77%         21,384,913   23.01%

 Charge-Offs                             (4,148,830) -4.46%            (4,202,250)   -4.52%         (4,393,782)  -4.73%
 Certificate Interest                    (5,258,523) -5.66%            (5,392,652)   -5.80%         (5,572,499)  -6.00%
 Servicing Fee                           (1,858,586) -2.00%            (1,858,586)   -2.00%         (1,858,586)  -2.00%

Excess Servicing:                        10,869,574  11.70%             8,773,038     9.44%          9,560,045   10.29%
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TOTAL TRUST PERFORMANCE                  NOVEMBER 1998                  DECEMBER 1998                JANUARY 1999
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TOTAL ENDING BALANCE:                 2,093,068,638                 2,148,111,887                 2,106,949,039
ENDING PRINCIPAL BALANCE:             2,018,281,517                 2,071,887,806                 2,030,489,343
ENDING NON-PRINCIPAL BALANCE:            74,787,120                    76,224,081                    76,459,696

INVESTOR PERCENTAGE:                          77.40%                        77.60%                        75.59%

YIELD:                                   40,777,546  24.18%            39,973,599    23.77%          36,403,949  21.08%

CHARGE-OFFS:                             (7,264,202) -4.31%            (7,553,338)   -4.49%          (8,107,740) -4.70%

NET YIELD: (YIELD - C/O)                             19.87%                          19.28%                      16.39%

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SERIES 1996-1                            NOVEMBER 1998                  DECEMBER 1998                JANUARY 1999
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 Month-End Investor Balance          1,115,151,821                 1,115,151,821                 1,115,151,821
 Investor Percentage                         55.11%                        55.25%                        53.82%
 THREE-MONTH-AVG EXCESS
 SERVICING                                           10.76%                          11.40%                      10.91%

Yield:                                  22,472,557   24.18%           22,086,429     23.77%         19,593,691   21.08%

 Charge-Offs                            (4,003,311)  -4.31%           (4,173,411)    -4.49%         (4,363,827)  -4.70%
 Certificate Interest                   (4,932,596)  -5.31%           (5,520,198)    -5.94%         (5,167,486)  -5.56%
 Servicing Fee                          (1,858,586)  -2.00%           (1,858,586)    -2.00%         (1,858,586)  -2.00%

EXCESS SERVICING:                       11,678,064   12.57%           10,534,234     11.34%          8,203,792    8.83%
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